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                                                                    EXHIBIT 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in the registration statements of El Paso Energy Corporation on Form S-3 (File Nos. 333-38004 and 333-77603) and Form S-8 (File Nos. 333-26813, 333-26823, 333-26831, 33-46519,
33-49956, 33-51851, 33-57553, 333-75781, 333-78949, 333-78951, 333-78979,
333-94717, 333-94719 and 333-52100) of our report dated February 8, 2000, appearing in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of El Paso Energy Corporation.


DELOITTE & TOUCHE LLP

Houston, Texas
January 29, 2001